Exhibit 16.1

January 5, 2018

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 205497561

Re: Atlantic Acquisition Corp.

Commissioners:

We have read the statements made by Atlantic Acquisition Corp. under Item 4.01 of its Form 8-K dated January 2, 2018. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Atlantic Acquisition Corp. contained therein.

Sincerely,

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